UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2009

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 8, 2009, SYNNEX Corporation (“SYNNEX”) issued a press release regarding SYNNEX’ financial results for its fiscal fourth quarter and year ended November 30, 2008. The full text of SYNNEX’ press release is furnished herewith as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Profit Sharing Bonuses and the 2008 Profit Sharing Plan

On January 5, 2009, the Compensation Committee of the Board of Directors of SYNNEX approved cash bonus payments for the following executive officers in the amounts set forth opposite the name of each officer, pursuant to SYNNEX’ 2008 profit sharing plan:

Name	Amount of Bonus
Robert Huang		$1,800,000
Kevin Murai		$900,000
Peter Larocque		$800,000
Dennis Polk		$625,000
Thomas Alsborg		$345,000
James Estill	CDN$	285,000

In determining the amount of each executive officer’s cash bonus, the Compensation Committee considered the recommendations of Mr. Robert Huang, SYNNEX’ former President and Co-Chief Executive Officer, and Mr. Kevin Murai, SYNNEX’ President and Chief Executive Officer, for each executive officer in rewarding such officers for their individual contribution.

Item 8.01.	Other Events

On January 8, 2009, SYNNEX issued a press release announcing the record date and meeting date for its 2009 Annual Meeting of Stockholders. The full text of SYNNEX’ press release is filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 8, 2009.

99.2	Press Release dated January 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2009

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 8, 2009.

99.2	Press Release dated January 8, 2009.